Issuance Resolution

CORPORATE RESOLUTION AUTHORIZING THE ISSUANCE OF NEW SHARES OF STOCK FOR

Fresh Promise Foods, Inc
"Company"

<u>Common & Series E Preferred</u>
Class of Stock

Resolved, that Pacific Stock Transfer Company, transfer agent for the Company's class of stock, as described above, is authorized to issue the shares described below and increase the outstanding shares on the books of the Company.

Increasing the Number of Shares Outstanding by **35,000,000 Common Shares** and the Series E Preferred Outstanding by **21 shares.**

Issuance Purpose (*check one*): **Conversion/Exercise** _____ **New Issuance** __X__

Issuance Instructions (*please type or print*)

Registered Name and Address Affiliate YES NO	SSN #, Tax ID #, or other Authorized ID	Number of Shares	Cost Basis	Restricted or Free Trading
Joe Poe Jr Yes		**15 Series E preferred**	$216,000	Restricted
Joe Poe Jr yes		25,000,000 com	$9,000	Restricted
Janon Costly yes		3 Series E preferred	$43,200	Restricted
Janon Costly Yes		5,000,000 com	$1,800	Restricted
Ryan Dolder Yes		**3 Series E**	**$43,200**	**Restricted**
Ryan Dolder Yes		**5,000,000 com**	**$1,800**	**Restricted**

Joe Poe Jr.
2929 Mockingbird Lane
Midwest City, Ok 73110

Janon Costly
1028 Girad St NE
Washington DC 20017

Ryan Dolder
6920 Clivdon Mews
New Albany, Oh 43054

I, the undersigned, qualified officer of the Company, do hereby indemnify Pacific Stock Transfer Company and their employees against any and all actions taken by the Company, and certify that this is a true copy of resolution, set forth and adopted on the below date, and that the said resolution has not been in any way rescinded, annulled, or revoked but the same is still in full force, and effect.

[signature]
Officer's Signature

2/9/2021
Date

Joe E Poe Jr - CEO
Printed Name & Title

Issue Into Book Entry please

FRESH PROMISE FOODS

3416 Shadybrook Drive
Midwest City, Oklahoma 73110
Ph 405-923-1254 Fax 405-733-8087

2/8/2021

Board of Directors
Fresh Promise Foods, Inc.
3416 Shadybrook Drive
Midwest City, Oklahoma 73110

Re: Notice of conversion

Dear Sirs,

Please use this letter as my notice of conversion of my entire back salary of $225,000 (accrued since May 2017, 45 months x $5,000 = $225,000) into common stock.

My calculations are:

Last 10 days closing bid average price = .00072 x 50% = .00036 conversion rate

$225,000 / .00036 = 625,000,000 million shares

I agree to be issued preferred series E stock at a rate of 40,000,000 : 1 or 15 series E preferred shares and an additional 25,000,000 shares of common stock. I understand the Series E will have the reverse split apply so they will convert to 200,000 post split shares each.

Truly yours,
I am

Joe E. Poe Jr.
CEO
Fresh Promise Foods, Inc

15 x Series E
1 x 25 mm Common

FRESH
PROMISE
FOODS

3416 Shadybrook Drive
Midwest City, Oklahoma 73110

Ph 405-923-1254 Fax 405-733-8087

2/8/2021

Board of Directors
Fresh Promise Foods, Inc.
3416 Shadybrook Drive
Midwest City, Oklahoma 73110

Re: Notice of conversion

Dear Sirs,

Please use this letter as my notice of conversion of my entire back salary of $45,000 (accrued since August 2020, 6 months x $7,500 = $45,000) into common stock.

My calculations are:

Last 10 days closing bid average price = .00072 x 50% = .00036 conversion rate

$45,000 / .00036 = 125,000,000 million shares

I agree to be issued preferred series E stock at a rate of 40,000,000 : 1 or 15 series E preferred shares and an additional 5,000,000 shares of common stock. I understand the Series E will have the reverse split apply so they will convert to 200,000 post split shares each.

Truly yours,
I am

3xSeries E

5mm common

Janon Costley
COO
Fresh Promise Foods, Inc

FRESH
PROMISE
FOODS

3416 Shadybrook Drive
Midwest City, Oklahoma 73110

Ph 405-923-1254 Fax 405-733-8087

2/8/2021

Board of Directors
Fresh Promise Foods, Inc.
3416 Shadybrook Drive
Midwest City, Oklahoma 73110

Re: Notice of conversion

Dear Sirs,

Please use this letter as my notice of conversion of my entire back salary of $45,000 (accrued since August 2020, 6 months x $7,500 = $45,000) into common stock.

My calculations are:

Last 10 days closing bid average price = .00072 x 50% = .00036 conversion rate

$45,000 / .00036 = 125,000,000 million shares

I agree to be issued preferred series E stock at a rate of 40,000,000 : 1 or 15 series E preferred shares and an additional 5,000,000 shares of common stock. I understand the Series E will have the reverse split apply so they will convert to 200,000 post split shares each.

Truly yours,
I am

Ryan Dolder
CFO
Fresh Promise Foods, Inc

3xSeries E

5 million common

FRESH PROMISE FOODS, INC.

UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS TO
TAKE ACTION WITHOUT A MEETING

February 9, 2021

The undersigned, comprising the Directors of **Fresh Promise Foods, Inc.**, a Nevada corporation the "Company"), acting Pursuant to Section 78.315 of the Nevada Revised Statutes and the Company's Bylaws, do hereby waive all notice of the time, place and purpose of a special meeting and hereby consent and agree to the adoption of the following resolutions, with the same force and effect as if made at a duly convened and held meeting of the Directors of the Company.

The following resolutions were adopted with respect to the Company's issuance of 125,000,000 shares of its Common Stock, with legend.

ISSUANCE OF SHARES

WHEREAS, the Board of Directors deem it to be in the Company's best interest to issue 125,000,000 restricted shares of its Common Stock to the officer named below in the denomination set opposite his name.

Name/Address	Number of Shares
Ryan Dolder, CFO	125,000,000

NOW THEREFORE, BE IT RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to deliver this resolution to the Company's Transfer Agent who is hereby authorized to issue said 125,000,000 restricted shares of the Company's Common Stock to the abovementioned individual, at $0.00036 per share which represents a 50% discount to the prior ten (10) day average closing bid price of $0.00072. Accordingly, the cost basis for the shares is $45,000.00 and such shares shall be issued as unpaid, executive compensation pursuant to Mr. Dolder's August 1, 2020 Employment Agreement and February 8, 2021 Notice of Conversion.

RESOLVED, that the officers and directors of the Company are hereby authorized, empowered and directed to execute and deliver such stock certificates or instruments, in the form required by the Bylaws and applicable law, and to take all steps and perform all such acts and things as may appear in such officer's discretion to be necessary or advisable in order to fully carry out the intent and effectuate the purpose of the foregoing resolutions.

FURTHER RESOLVED, that all acts and deeds done by any officer or director of the Company intended to carry out the intent of the foregoing resolutions are hereby ratified and approved.

This Action by Unanimous Written Consent may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall be filed with the minutes of the proceedings of the Board of Directors. This Action by Unanimous

Written Consent shall be effective as of the date first set forth above. Facsimile and electronic signatures shall be deemed to have the same effect as originals.

DIRECTORS

____
Joe E. Poe, Jr.

____
Ryan Dolder

____
Janon Costley

FRESH PROMISE FOODS, INC.

UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS TO
TAKE ACTION WITHOUT A MEETING

February 9, 2021

The undersigned, comprising the Directors of **Fresh Promise Foods, Inc.**, a Nevada corporation the "Company"), acting Pursuant to Section 78.315 of the Nevada Revised Statutes and the Company's Bylaws, do hereby waive all notice of the time, place and purpose of a special meeting and hereby consent and agree to the adoption of the following resolutions, with the same force and effect as if made at a duly convened and held meeting of the Directors of the Company.

The following resolutions were adopted with respect to the Company's issuance of 125,000,000 shares of its Common Stock, with legend.

ISSUANCE OF SHARES

WHEREAS, the Board of Directors deem it to be in the Company's best interest to issue 125,000,000 restricted shares of its Common Stock to the officer named below in the denomination set opposite his name.

Name/Address	**Number of Shares**
Janon Costley, COO	125,000,000

NOW THEREFORE, BE IT RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to deliver this resolution to the Company's Transfer Agent who is hereby authorized to issue said 125,000,000 restricted shares of the Company's Common Stock to the abovementioned individual, at $0.00036 per share which represents a 50% discount to the prior ten (10) day average closing bid price of $0.00072. Accordingly, the cost basis for the shares is $45,000.00 and such shares shall be issued as unpaid, executive compensation pursuant to Mr. Costley's August 1, 2020 Employment Agreement and February 8, 2021 Notice of Conversion.

RESOLVED, that the officers and directors of the Company are hereby authorized, empowered and directed to execute and deliver such stock certificates or instruments, in the form required by the Bylaws and applicable law, and to take all steps and perform all such acts and things as may appear in such officer's discretion to be necessary or advisable in order to fully carry out the intent and effectuate the purpose of the foregoing resolutions.

FURTHER RESOLVED, that all acts and deeds done by any officer or director of the Company intended to carry out the intent of the foregoing resolutions are hereby ratified and approved.

This Action by Unanimous Written Consent may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall be filed with the minutes of the proceedings of the Board of Directors. This Action by Unanimous

Written Consent shall be effective as of the date first set forth above. Facsimile and electronic signatures shall be deemed to have the same effect as originals.

DIRECTORS

____

Joe E. Poe, Jr.

____

Ryan Dolder

____

Janon Costley

FRESH PROMISE FOODS, INC.

UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS TO
TAKE ACTION WITHOUT A MEETING

February 9, 2021

The undersigned, comprising the Directors of **Fresh Promise Foods, Inc.**, a Nevada corporation the "Company"), acting Pursuant to Section 78.315 of the Nevada Revised Statutes and the Company's Bylaws, do hereby waive all notice of the time, place and purpose of a special meeting and hereby consent and agree to the adoption of the following resolutions, with the same force and effect as if made at a duly convened and held meeting of the Directors of the Company.

The following resolutions were adopted with respect to the Company's issuance of 625,000,000 shares of its Common Stock, with legend.

ISSUANCE OF SHARES

WHEREAS, the Board of Directors deem it to be in the Company's best interest to issue 625,000,000 restricted shares of its Common Stock to the officer named below in the denomination set opposite his name.

Name/Address	**Number of Shares**
Joe E. Poe, Jr., CEO	625,000,000

NOW THEREFORE, BE IT RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to deliver this resolution to the Company's Transfer Agent who is hereby authorized to issue said 625,000,000 restricted shares of the Company's Common Stock to the abovementioned individual, at $0.00036 per share which represents a 50% discount to the prior ten (10) day average closing bid price of $0.00072. Accordingly, the cost basis for the shares is $225,000.00 and such shares shall be issued as unpaid, executive compensation pursuant to Mr. Poe's May 1, 2017 Employment Agreement and February 8, 2021 Notice of Conversion.

RESOLVED, that the officers and directors of the Company are hereby authorized, empowered and directed to execute and deliver such stock certificates or instruments, in the form required by the Bylaws and applicable law, and to take all steps and perform all such acts and things as may appear in such officer's discretion to be necessary or advisable in order to fully carry out the intent and effectuate the purpose of the foregoing resolutions.

FURTHER RESOLVED, that all acts and deeds done by any officer or director of the Company intended to carry out the intent of the foregoing resolutions are hereby ratified and approved.

This Action by Unanimous Written Consent may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall be filed with the minutes of the proceedings of the Board of Directors. This Action by Unanimous

Written Consent shall be effective as of the date first set forth above. Facsimile and electronic signatures shall be deemed to have the same effect as originals.

DIRECTORS

____
Joe E. Poe, Jr.

____
Ryan Dolder

____
Janon Costley

Joe Poe Jr
Employment agreement

CERTIFICATE OF CORPORATE RESOLUTION
APPOINTING OFFICER & DIRECTOR OF FRESH PROMISE FOODS, INC.

A majority of the shareholders of Fresh Promise Foods Inc., organized and existing under the laws of the State of Nevada, hereby certify that the following is a true and correct copy of a resolution adopted by a majority vote of the shareholders of the Corporation at a meeting convened and held on May 1, 2017 at which a quorum was present and voting throughout, and that such resolution is now in full force and effect and is in accordance with the provisions of the charter and by –laws of the Corporation.

RESOLVED: On May 1, 2017 a majority vote by the shareholders of the Company Fresh Promise Foods, Inc. nominated Joe Poe Jr. to fill the position of CEO and Sole Director.

FURTHER RESOLVED: It is further resolved Mr. Joe Poe, Jr. accepts the nomination and by a majority of votes from the shareholders of the company, Mr. Joe Poe, Jr. is now the acting CEO and Sole Director for Fresh Promise Foods, Inc.

I further certify that this Corporation is duly organized and existing, and has the power to take the action called for by the foregoing resolution.

Cherish Adams
Clinton Hall, LLC — May 1, 2017

Mr. Joe Poe Jr.
Officer & Director — May 1, 2017

EMPLOYMENT AGREEMENT

This Agreement made as of May 1, 2017, (the "Effective Date") by Fresh Promise Foods, Inc. and between Joe E. Poe Jr. (the "Employee"), and Fresh Promise Foods, Inc., (the "Company") located at the address set forth below.

WITNESSETH:

WHEREAS, Company wishes to employ Employee and Employee wishes to be employed by Company, all on the terms and conditions contained herein, as CEO of the company.

NOW, THEREFORE, in consideration of the mutual covenants of the parties hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ENGAGEMENT: Subject to the provisions of this Agreement the Company agrees to engage the Employee to perform and Employee agrees to perform services, upon the terms and conditions herein specified.

2. TERM: The term of this Agreement (the "Term") shall commence on the Effective Date, and shall continue for a term of thirty six months is subject to termination, extension, and automatic termination as set forth hereunder.

3. DUTIES AND RESPONSIBILITIES

a) Duties. Employee agrees to perform all of the functions and duties generally associated with the position of Senior Executive of the publicly traded company Strategic Rare Earth Metals, Inc., upon the terms and conditions herein specified, to the best of Employee's ability.

Core Responsibilities:

- Responsible for the efficient management of the multi-location Services, and Operations while ensuring compliance with regulatory compliance/ procedures.
- Promoting consistency, continuity and cooperation amongst the production units and assisting in establishing, monitoring and delivering measurable results based on the company's strategic plan.
- Overall accountability for effective operations and sales levels that meet external and internal stakeholder requirements along with proactive business plan execution that results in meeting the financial goals of the company's strategic plan.
- Manages subordinates' production priorities and performance objectives by mentoring, coaching and providing performance feedback based on the implementation and achievement of the financial goals of the company.
- Accountable for the financial success of through the fiscal management of all its units, the development of financial margin controls, budget and project risk

management, the adherence to production standards and the management of strict financial guidelines for projects.

- Resolving any delinquencies in the company's financial filings with the Securities and Exchange Commission.

b) Location of Services. Employee further agrees to attend all reasonably necessary meetings at such places that may be deemed reasonably necessary for the performance of Employee's duties, hereunder.

c) Outside Interests. It is understood employee has investments and interest in other business. Those interest shall never interfere with the employee employment per this contract.

4. COMPENSATION: As full and complete consideration for Employee's Services and Employee's undertakings hereunder, and for all rights granted to Company hereunder, and subject to Employee's full compliance with the terms and conditions of this Agreement, Company agrees to pay Employee as follows:

a) Fixed Compensation: The Employee's fixed compensation shall be based on a monthly salary of Five Thousand Five Dollars ($5,000.00) payable monthly.

b) Benefits: During the term, Employee shall be entitled to receive all benefits of employment, including health insurance, if any. The Company reserves the right to modify, suspend, or discontinue any and all benefits offered by the Company at any time without notice to or recourse by Employee, so long as such action is taken generally with respect to other similarly situated persons and does not single out Employee.

c) The Fixed Compensation, if any, shall be subject to standard withholding taxes as mandated by federal, state and local authorities.

d) Stock Incentive: The Employee shall have the right to be issued 1% of the Issued and Outstanding shares on the date of his choosing.

5. TERMINATION NOTICE TO EMPLOYEE:

a) Notwithstanding any provision of this Agreement to the contrary, the employment hereunder shall terminate on the first to occur of the following:

(i) the date of the Employee's death;

(ii) the date on which Company or the Secured Creditors give the Employee notice of termination for Cause (as defined below) (subject to any applicable cure period);

(iii) Thirty (30) days after the Employee delivers written notice of his resignation to Company; or

(iv) the execution of a permanent employment agreement;

(v) any mutually agreed upon time.

b) Company shall have the right, in its sole discretion, to terminate the Employee for Cause. For purposes of this Agreement, **"Cause"** shall mean the occurrence of any of the following, as reasonably determined by the Board of Directors:

(i) the willful failure or refusal or the continued failure, in the reasonable judgment of the Secured Creditors, by the Employee to perform and discharge his material duties and responsibilities under this Agreement, or any breach by the Employee. If such failure, refusal or breach is not cured within Thirty (30) days of written notice to Employee, which notice specifically identifies the conduct complained of, Company may terminate employment for Cause; or

(ii) the willful engaging by the Employee in conduct which in the opinion of the Secured Creditors is demonstrably damaging to the Company; or which violates any federal or state securities laws or regulations or causes any censure of Company; or

(iii) the conviction of the Employee (or the entering by the Employee a pleas of guilty or nolo contendere) for (i) any felony, (ii) any misdemeanor involving moral turpitude, or (iii) any crime involving Company, its property, any of Company's subsidiaries or affiliates, or any of their respective property.

c) In the event the Employment is terminated because of death pursuant to Paragraph 5(a)(i) hereof, the Employee or his estate, legal representative or designated beneficiary, as the case may be, shall be entitled to payment of any earned but unpaid compensation, upon the date of death, without annualization and through the date of termination (collectively, the **"Accrued Salary"**) paid in one lump sum within Sixty (60) days from the date of death.

d) Upon the termination of the Agreement, Employee shall immediately:

(i) return all property of the Company to the Board of Directors, or their designate, including but not limited to manuals, client lists, employee files and all Confidential Information described in Paragraph 9(b);

(ii) vacate the property of the Company;

(iii) cease and desist all contact with clients, vendors and employees of the Company; and

(iv) assist the transition of the successor as reasonably requested by the General Manager for a period of not less than Thirty (30) days.

e) Company shall have the right, in its sole discretion, to terminate the Employee who becomes disabled. Subject to the provisions of the Operating Agreement, upon the permanent disability of Employee (the "Disabled Employee") as defined below, and upon written notice of such permanent disability, (the "Event") Company and the Disabled Employee hereby agree as follows:

(i) **"Disability"** in this Agreement shall mean the inability of a person to perform his normal employment responsibilities for six (6) consecutive months or twelve (12) months out of any eighteen (18) month period. The Employee agrees to submit to such medical examinations as may be necessary to determine whether a Disability exists, pursuant to reasonable requests which may be made by Company from time to time. The refusal of the Employee to submit to such requests for examination will result in the presumption that the disability does exist.

(ii) In the event the Employment is terminated because of Disability the Employee shall be entitled to payment of Accrued Salary paid in one lump sum within Sixty (60) days from the end of the date of termination because of Disability.

f) Golden Parachute: Company shall have the right, in its sole discretion, to terminate the Employee for any reason. In the event the Company elects to terminate the Employee, the Employee shall receive a maximum of 6 months of salary. If funds are not available, the Employee shall receive a convertible promissory note with a 9 month term with similar terms to the note he was previously issued for his past accrued salary from May of 2017.

6. TRAVEL AND EXPENSES: Company shall reimburse Employee for any necessary travel or other expenses incurred in the performance hereinabove specified provided such expenses constitute proper business deductions from taxable income for Company and are excludable from taxable income to Employee under the Internal Revenue Code and governing regulations. In addition, the Company is responsible for all other expenses Employee incurs related to Strategic Rare Earth Metals, Inc. including Employee's cell phone, notwithstanding if such cell phone is also used for personal usage and for mileage on Employee's personal vehicle at a rate of Fifty Cents ($0.50) per mile and for fuel costs.

7. TRADE SECRETS: Employee shall not disclose Company's trade secrets, learned in the scope of Employee's employment nor use them in any way prior to the Term of employment, during the Term of employment or thereafter, except as required by operation of law. For the purpose of this Agreement, "trade secrets" is defined as information not readily available to, or accessible by, the general public or the internet community.

8. RESTRICTIVE COVENANTS/PROTECTION OF CONFIDENTIALITY:

a) Restrictive Covenants. It is agreed that Employee's services hereunder are of a special, unique and extraordinary character and are vital to the future success and viability of Company. Employee acknowledges that Employee's compensation is partly in consideration of and conditioned upon Employee agreeing to the covenants contained in this Paragraph and that the restrictions set forth herein are a material inducement to Company's agreement to employ Employee hereunder. Accordingly, Employee agrees that as long as Employee shall remain a

Employee of Company and for a period of One (1) years thereafter, Employee will not directly or indirectly, individually, or through any other person or corporate or other business entity, except on behalf of Company:

(i) Employ, engage or solicit (or attempt to employ, engage or solicit) any person who at that time is, or at any time during the preceding One (1) year period was, in the employ of Company either as an Employee or an independent contractor, or

(ii) Solicit business from any client (as defined below) or render any services to or for any client, in each case whether or not the relationship between Company and such clients was originally established in whole or in part through Employee's efforts; or

(iii) Attempt in any manner to persuade any client to cease or to reduce the amount of business which such client has customarily done or contemplates doing with Company.

Employee acknowledges that because of the nature of the business engaged in by Company and the fact that Clients can be and are serviced by Company wherever located, it is impractical and unreasonable to place a geographic limitation on the above covenants and the restrictions set forth herein are reasonable and necessary to protect Company's interest.

For the purpose of this Paragraph, the term "client" shall mean, any person or entity (A) who is then a client of Company; (B) who was a client of Company, at any time during the One (1) year period immediately preceding the Determination Date (as defined below); and (C) to whom Company had made a presentation within a period of one (1) year immediately preceding the Determination Date (i.e. prospective client); the term "Determination Date" means, as applicable, the date of termination of Employee's employment, or if Employee's employment shall not have terminated, the date of the prohibited conduct described in Section 5 (b).

The Company acknowledges that it wishes only to limit Employee's right to compete only to the extent necessary to protect the Company from unfair competition. The Company further acknowledges that: (1) Employee will be able to earn a livelihood in his profession as a business coach and consultant without violating the foregoing restrictions and (2) that his ability to earn a livelihood as a business coach and consultant without violating such restrictions is a material condition to Employee's executing this Agreement.

b) <u>Confidentiality</u>. Employee also agrees that, during and after the term of Employee's employment, Employee will not disclose to any person or entity any Confidential Information or proprietary information or ideas of Company or any client, prospective client or former client of Company or directly or indirectly, individually, or through a corporation or other business entity, utilize any such Confidential Information or proprietary information or ideas for Employee's own benefit, or for the benefit of any third party. "Confidential Information" shall be defined as any nonpublic information disclosed by one party to the other party and shall be deemed to include the following information of the respective parties, without limitation: (a) e-mail addresses, customer lists, the names of customer contacts, business plans, technical data, product ideas, personnel, contracts and financial information; (b) patents, trade secrets, techniques, processes, business methodologies, schematics, Employee suggestions, development tools and processes, computer

printouts, computer programs, design drawings and manuals, and improvements; (c) information about costs, profits, markets and sales; (d) plans for future development and new product concepts; (e) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be disclosed, as well as written or oral instructions or comments.

c) Injunctive Relief. Employee agrees that any breach or threatened breach of restrictions set forth in this Paragraph will result in irreparable injury to Company for which it shall have no meaningful remedy in law and Company shall be entitled to injunctive relief in order to enforce the provision thereof, without being required to post a bond or other security. In addition, Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach. If any provision of this Paragraph of this Agreement is found to be unreasonably restrictive by a court of competent jurisdiction, then such provision shall me modified by such court so as to apply such provision to the maximum extent allowed by law, without affecting the validity of any other provision of this Agreement.

9. ARBITRATION: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration and by a neutral arbitrator to be chosen by both parties, and the parties hereby agree to be bound by the results. Such arbitration shall be held before the American Arbitration Association in accordance with their rules and procedures. Payment of arbitration fees is to be decided by the arbitrator and judgment upon the award rendered may be entered in any court possessing jurisdiction of arbitration awards.

10. BINDING AGREEMENT: This Agreement is a binding agreement between Company and Employee, inuring to the parties respective personal and legal representatives, successors and permitted transferees and assigns.

11. NOTICES: All notices shall be in writing and shall be personally delivered, or sent by Certified Mail-Return Receipt Requested. All notices to Company shall be sent to Fresh Promise Foods, Inc at the location to 3416 Shadybrook Drive, Midwest City, Oklahoma 73110. All notices to Employee shall be sent to the location set forth below.

Joe E. Poe Jr.
2929 Mockingbird Lane
Midwest City, Oklahoma 73110

12. BREACH: No breach of this Agreement by any party shall be deemed material unless the offended party shall give written notice of such breach, and the offending party shall have failed to cure the breach within Five (5) business days after receipt of such notice, or commenced to cure with reasonable diligence if such breach is not capable of being fully cured within Five (5) days.

13. COUNTERPARTS/FACSIMILE: This Agreement may be executed in counterparts, each one of which will be deemed to be an original, and it may be executed and delivered by facsimile transmission.

14. SEVERABILITY: If, for any reason any provision of this Agreement is held invalid, the other provisions of this Agreement will remain in effect.

15. ASSIGNMENT: Employee acknowledges that the services to be rendered are unique and personal. Accordingly, the Employee may not assign any of these rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

16. Hold Harmless: In no event shall the employee be liable for consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs) unless due to gross negligence on the part of the Employee. The Company agrees to indemnify and hold harmless the Employee from and against any and all actions, losses, damages, claims, liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) in any way arising out of or relating to this Agreement, unless such is due to gross negligence on the part of the Employee. The provision of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in contract, statute, tort (including without limitation, negligence), or otherwise. The provisions of this paragraph shall survive the completion or termination of this Agreement. The Company further agrees to cover any reasonable legal or other professional services costs on behalf of Employee should the need for such arise out of any claims made against Employee relating to the services provided under this Agreement.

17. ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between Employee and Company with respect to the subject matter and supersedes any and all prior understandings, written or oral. Further, no amendments or additions to this Agreement shall be binding unless in writing and signed by the party to be charged. This Agreement shall be construed, interpreted and enforced under and in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth in the introduction hereto.

EMPLOYEE:	Fresh Promise Foods, Inc.
By: ______________	By: ______________
Joe E. Poe Jr.	Cherish Adams
Address: ______________	Title: Majority Shareholder Clinton Hall LLC.
2929 Mockingbird Lane Midwest City, Oklahoma 73110	
Date: 5/1/2017	Date: 5/1/2017

Ryan Dolder Employment agreement

EMPLOYMENT AGREEMENT

This Agreement made as of August 1, 2020, (the "Effective Date") by and between Ryan Dolder (the "Employee"), and Fresh Promise Foods, Inc. (the "Company") located at the address set forth below.

WITNESSETH:

WHEREAS, Company wishes to employ Employee and Employee wishes to be employed by Company, all on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants of the parties hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ENGAGEMENT: Subject to the provisions of this Agreement the Company agrees to engage the Employee to perform and Employee agrees to perform services, upon the terms and conditions herein specified.

2. TERM: The term of this Agreement (the "Term") shall commence on the Effective Date, and shall continue for a term of thirty six months is subject to termination, extension, and automatic termination as set forth hereunder.

3. DUTIES AND RESPONSIBILITIES

a) Duties. Employee agrees to perform all of the functions and duties generally associated with the position of Senior Executive of the publicly traded company upon the terms and conditions herein specified, to the best of Employee's ability.

Core Responsibilities:

- Responsible for corporate governance and compliance matters associated with operating a publicly traded company
- Responsible for the efficient management of the multi-location Sales, and Operations while ensuring compliance with regulatory compliance/ procedures.
- Promoting consistency, continuity and cooperation amongst the production units and assisting in establishing, monitoring and delivering measurable results based on the company's strategic plan.
- Overall accountability for effective operations and sales levels that meet external and internal stakeholder requirements along with proactive business plan execution that results in meeting the financial goals of the company's strategic plan.
- Manages subordinates' production priorities and performance objectives by mentoring, coaching and providing performance feedback based on the implementation and achievement of the financial goals of the company.

- Accountable for the financial success of through the fiscal management of all its units, the development of financial margin controls, budget and project risk management, the adherence to production standards and the management of strict financial guidelines for projects.

b) Location of Services. Employee further agrees to attend all reasonably necessary meetings at such places that may be deemed reasonably necessary for the performance of Employee's duties, hereunder.

c) Outside Interests. It is understood employee has investments and interest in other business. Those interest shall be separate and not interfere with the employee employment per this contract.

4. COMPENSATION: As full and complete consideration for Employee's Services and Employee's undertakings hereunder, and for all rights granted to Company hereunder, and subject to Employee's full compliance with the terms and conditions of this Agreement, Company agrees to pay Employee as follows:

a) Fixed Compensation: The Employee's fixed compensation shall be based on a monthly salary of Seven Thousand Five Hundred Dollars ($7,500.00) payable monthly.

b) Benefits: During the term, Employee shall be entitled to receive all benefits of employment, if any, including health insurance. The Company reserves the right to modify, suspend, or discontinue any and all benefits offered by the Company at any time without notice to or recourse by Employee, so long as such action is taken generally with respect to other similarly situated persons and does not single out Employee.

c) The Fixed Compensation, if any, shall be subject to standard withholding taxes as mandated by federal, state and local authorities.

d) Stock Incentive: The Employee shall also receive an annual bonus of $25,000 payable in shares of common stock at par value of the Company's Common Stock at a price of .001. These shares will be restricted shares of common stock.

e) Profit Incentive: The Employee and or his designee shall receive an annual 1% overriding royalty on all new profit generated by the Company, its subsidiaries and affiliates after the execution of this agreement.

5. TERMINATION NOTICE TO EMPLOYEE:

a) Notwithstanding any provision of this Agreement to the contrary, the employment hereunder shall terminate on the first to occur of the following:

(i) the date of the Employee's death;

(ii) the date on which Company or the Secured Creditors give the Employee notice of termination for Cause (as defined below) (subject to any applicable cure period);

(iii) Thirty (30) days after the Employee delivers written notice of his resignation to Company; or

(iv) the execution of a permanent employment agreement;

(v) any mutually agreed upon time.

b) Company shall have the right, in its sole discretion, to terminate the Employee for Cause. For purposes of this Agreement, **"Cause"** shall mean the occurrence of any of the following, as reasonably determined by the Board of Directors:

(i) the willful failure or refusal or the continued failure, in the reasonable judgment of the Secured Creditors, by the Employee to perform and discharge his material duties and responsibilities under this Agreement, or any breach by the Employee. If such failure, refusal or breach is not cured within Thirty (30) days of written notice to Employee, which notice specifically identifies the conduct complained of, Company may terminate employment for Cause; or

(ii) the willful engaging by the Employee in conduct which in the opinion of the Secured Creditors is demonstrably damaging to the Company; or which violates any federal or state securities laws or regulations or causes any censure of Company; or

(iii) the conviction of the Employee (or the entering by the Employee a pleas of guilty or nolo contendere) for (i) any felony, (ii) any misdemeanor involving moral turpitude, or (iii) any crime involving Company, its property, any of Company's subsidiaries or affiliates, or any of their respective property.

c) In the event the Employment is terminated because of death pursuant to Paragraph 5(a)(i) hereof, the Employee or his estate, legal representative or designated beneficiary, as the case may be, shall be entitled to payment of any earned but unpaid compensation, upon the date of death, without annualization and through the date of termination (collectively, the **"Accrued Salary"**) paid in one lump sum within Sixty (60) days from the date of death.

d) Upon the termination of the Agreement, Employee shall immediately:

(i) return all property of the Company to the Board of Directors, or their designate, including but not limited to manuals, client lists, employee files and all Confidential Information described in Paragraph 9(b);

(ii) vacate the property of the Company;

(iii) cease and desist all contact with clients, vendors and employees of the Company; and

(iv) assist the transition of the successor as reasonably requested by the General Manager for a period of not less than Thirty (30) days.

e) Company shall have the right, in its sole discretion, to terminate the Employee who becomes disabled. Subject to the provisions of the Operating Agreement, upon the permanent disability of Employee (the "Disabled Employee") as defined below, and upon written notice of such permanent disability, (the "Event") Company and the Disabled Employee hereby agree as follows:

(i) **"Disability"** in this Agreement shall mean the inability of a person to perform his normal employment responsibilities for six (6) consecutive months or twelve (12) months out of any eighteen (18) month period. The Employee agrees to submit to such medical examinations as may be necessary to determine whether a Disability exists, pursuant to reasonable requests which may be made by Company from time to time. The refusal of the Employee to submit to such requests for examination will result in the presumption that the disability does exist.

(ii) In the event the Employment is terminated because of Disability the Employee shall be entitled to payment of Accrued Salary paid in one lump sum within Sixty (60) days from the end of the date of termination because of Disability.

f) Golden Parachute: Company shall have the right, in its sole discretion, to terminate the Employee for any reason. In the event the Company elects to terminate the Employee, the Employee shall receive a maximum of 6 months of salary, this amount shall be paid in twelve (12) month installment after terminate and guaranteed by the parent corporation.

6. TRAVEL AND EXPENSES: Company shall reimburse Employee for any necessary travel or other expenses incurred in the performance hereinabove specified provided such expenses constitute proper business deductions from taxable income for Company and are excludable from taxable income to Employee under the Internal Revenue Code and governing regulations. In addition, the Company is responsible for all other expenses Employee incurs related to Fresh Promise Foods, Inc including Employee's cell phone, notwithstanding if such cell phone is also used for personal usage and for mileage on Employee's personal vehicle at a rate of Fifty Cents ($0.50) per mile and for fuel costs.

7. TRADE SECRETS: Employee shall not disclose Company's trade secrets, learned in the scope of Employee's employment nor use them in any way prior to the Term of employment, during the Term of employment or thereafter, except as required by operation of law. For the purpose of this Agreement, "trade secrets" is defined as information not readily available to, or accessible by, the general public or the internet community.

8. RESTRICTIVE COVENANTS/PROTECTION OF CONFIDENTIALITY:

a) Restrictive Covenants. It is agreed that Employee's services hereunder are of a special, unique and extraordinary character and are vital to the future success and viability of Company. Employee acknowledges that Employee's compensation is partly in consideration of and

conditioned upon Employee agreeing to the covenants contained in this Paragraph and that the restrictions set forth herein are a material inducement to Company's agreement to employ Employee hereunder. Accordingly, Employee agrees that as long as Employee shall remain a Employee of Company and for a period of One (1) years thereafter, Employee will not directly or indirectly, individually, or through any other person or corporate or other business entity, except on behalf of Company:

(i) Employ, engage or solicit (or attempt to employ, engage or solicit) any person who at that time is, or at any time during the preceding One (1) year period was, in the employ of Company either as an Employee or an independent contractor, or

(ii) Solicit business from any client (as defined below) or render any services to or for any client, in each case whether or not the relationship between Company and such clients was originally established in whole or in part through Employee's efforts; or

(iii) Attempt in any manner to persuade any client to cease or to reduce the amount of business which such client has customarily done or contemplates doing with Company. Employee acknowledges that because of the nature of the business engaged in by Company and the fact that Clients can be and are serviced by Company wherever located, it is impractical and unreasonable to place a geographic limitation on the above covenants and the restrictions set forth herein are reasonable and necessary to protect Company's interest. For the purpose of this Paragraph, the term "client" shall mean, any person or entity (A) who is then a client of Company; (B) who was a client of Company, at any time during the One (1) year period immediately preceding the Determination Date (as defined below); and (C) to whom Company had made a presentation within a period of one (1) year immediately preceding the Determination Date (i.e. prospective client); the term "Determination Date" means, as applicable, the date of termination of Employee's employment, or if Employee's employment shall not have terminated, the date of the prohibited conduct described in Section 5 (b).The Company acknowledges that it wishes only to limit Employee's right to compete only to the extent necessary to protect the Company from unfair competition. The Company further acknowledges that: (1) Employee will be able to earn a livelihood in his profession as a business coach and consultant without violating the foregoing restrictions and (2) that his ability to earn a livelihood as a business coach and consultant without violating such restrictions is a material condition to Employee's executing this Agreement.

b) <u>Confidentiality</u>. Employee also agrees that, during and after the term of Employee's employment, Employee will not disclose to any person or entity any Confidential Information or proprietary information or ideas of Company or any client, prospective client or former client of Company or directly or indirectly, individually, or through a corporation or other business entity, utilize any such Confidential Information or proprietary information or ideas for Employee's own benefit, or for the benefit of any third party. "Confidential Information" shall be defined as any nonpublic information disclosed by one party to the other party and shall be deemed to include the following information of the respective parties, without limitation: (a) e-mail addresses, customer lists, the names of customer contacts, business plans, technical data, product ideas, personnel, con-

tracts and financial information; (b) patents, trade secrets, techniques, processes, business methodologies, schematics, Employee suggestions, development tools and processes, computer printouts, computer programs, design drawings and manuals, and improvements; (c) information about costs, profits, markets and sales; (d) plans for future development and new product concepts; (e) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be disclosed, as well as written or oral instructions or comments.

c) Injunctive Relief. Employee agrees that any breach or threatened breach of restrictions set forth in this Paragraph will result in irreparable injury to Company for which it shall have no meaningful remedy in law and Company shall be entitled to injunctive relief in order to enforce the provision thereof, without being required to post a bond or other security. In addition, Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach. If any provision of this Paragraph of this Agreement is found to be unreasonably restrictive by a court of competent jurisdiction, then such provision shall me modified by such court so as to apply such provision to the maximum extent allowed by law, without affecting the validity of any other provision of this Agreement.

9. ARBITRATION: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration and by a neutral arbitrator to be chosen by both parties, and the parties hereby agree to be bound by the results. Such arbitration shall be held before the American Arbitration Association in accordance with their rules and procedures. Payment of arbitration fees is to be decided by the arbitrator and judgment upon the award rendered may be entered in any court possessing jurisdiction of arbitration awards.

10. BINDING AGREEMENT: This Agreement is a binding agreement between Company and Employee, inuring to the parties respective personal and legal representatives, successors and permitted transferees and assigns.

11. NOTICES: All notices shall be in writing and shall be personally delivered or sent by Certified Mail-Return Receipt Requested. All notices to Company shall be sent to Fresh Promise Foods, Inc at the location to ______________________________.
All notices to Employee shall be sent to the location set forth below.

Ryan Dolder
6920 Clivdon Mews
New Albany, OH 43054

12. BREACH: No breach of this Agreement by any party shall be deemed material unless the offended party shall give written notice of such breach, and the offending party shall have failed to cure the breach within Five (5) business days after receipt of such notice, or commenced to cure with reasonable diligence if such breach is not capable of being fully cured within Five (5) days.

13. COUNTERPARTS/FACSIMILE: This Agreement may be executed in counterparts, each one of which will be deemed to be an original, and it may be executed and delivered by facsimile

transmission.

14. SEVERABILITY: If, for any reason any provision of this Agreement is held invalid, the other provisions of this Agreement will remain in effect.

15. ASSIGNMENT: Employee acknowledges that the services to be rendered are unique and personal. Accordingly, the Employee may not assign any of these rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company.

16. INDEMNIFICATION: The Corporation hereby agrees to indemnify and hold the employee harmless from and against any loss, claim, damage or expense, and/or all costs of prosecution or defense of their rights hereunder, whether in judicial proceedings, including appellate proceedings, or whether out of court, including without limiting the generality of the foregoing, attorneys' fees, and all costs and expenses of litigation, arising from or growing out of any actions conducted by employees, officers, directors, management, shareholders and/or consultants in connection with the operation of The Corporation. In no event shall the employee be liable for consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs) unless due to gross negligence on the part of the Employee. The Company agrees to indemnify and hold harmless the Employee from and against any and all actions, losses, damages, claims, liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) in any way arising out of or relating to this Agreement, unless such is due to gross negligence on the part of the Employee. The provision of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in contract, statute, tort (including without limitation, negligence), or otherwise. The provisions of this paragraph shall survive the completion or termination of this Agreement. The Company further agrees to cover any reasonable legal or other professional services costs on behalf of Employee should the need for such arise out of any claims made against Employee relating to the services provided under this Agreement.

17. ENTIRE AGREEMENT: This Agreement constitutes the entire Agreement between Employee and Company with respect to the subject matter and supersedes any and all prior understandings, written or oral. Further, no amendments or additions to this Agreement shall be binding unless in writing and signed by the party to be charged. This Agreement shall be construed, interpreted and enforced under and in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth in the introduction hereto.

EMPLOYEE:	Fresh Promise Foods, Inc
By:____________________	By:____________________
Name: Ryan Dolder	Name: Joseph Poe Jr
Title: CFO	Title: CEO
Date: 8/1/2020	Date: 8/1/2020

Janon Costly Employment agreement

SCHEDULE 5
TO THE MERGER AGREEMENT AND PLAN OF REORGANIZATION AMONG FRESH PROMISE FOODS, INC., FPFI MERGER CORP., HUMAN BRANDS INTERNATIONAL, INC. AND THE SELLING SHAREHOLDERS AS SET OUT IN THE MERGER AGREEMENT AND PLAN OF REORGANIZATION

EMPLOYMENT AGREEMENTS BETWEEN PUBCO AND EXECUTIVES OF PRIVECO

THE EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 20th day of September, 2020, is entered by and between **Fresh Promise Foods, Inc.**, a Nevada publicly traded corporation (the "Company"), located at 3416 Shadybrook Drive, Midwest City, OK 73110 and Janon Costley (the "Executive") having an address at *1028 Girard St., NE Washington DC 20009*. The Company and Executive may hereinafter be referred to individually as a "Party" or collectively as the "Parties".

W I T N E S S E T H:

WHEREAS, the Executive possesses substantial knowledge and experience in *whatever*; and

WHEREAS, the Company desires to procure the services of the Executive as its *Chief Operating Officer* and the Executive desires to provide such services to the Company, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Executive agree as follows:

1. **Employment**. The Company agrees to employ the Executive as the *Chief Operating Officer* and the Executive accepts the employment, on the terms and conditions hereinafter set forth. During the Employment Term and any Renewal Terms, as those terms are hereinafter defined, the Executive shall devote her best efforts, knowledge and skill. The Executive will have the rights, duties and obligations customarily associated with the position of *Chief Operating Officer* of a comparably sized public company and will report directly to the President and Chief Executive Officer of the Company.

2. **Term of Employment; Renewals; Termination**.

2.1 **Term.** The employment hereunder shall commence on the date hereof (the "Commencement Date"), and shall continue until the end of the Employment Term, unless sooner terminated pursuant to the terms of the Agreement. The "Employment Term" shall mean the period commencing on the Commencement Date and continuing until the 1st anniversary of the Commencement Date.

2.2 **Contingent Renewal upon Expiration of Employment Term**. Following the expiration of the Employment Term, the Company and the Executive shall review the terms of employment and the Company shall provide the Executive with not less than thirty (30) days' notice of prior to the expiration of the Employment Term with the terms upon which the employment may be renewed or with a notice of non-renewal.

2.3 **Termination For Cause**. The employment of the Executive may be terminated by the Company at any time for Cause. For purposes of the Agreement, "Cause" is defined as (i) the

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occurrence of a breach of any material covenant contained in the Agreement by the Executive and the failure to cure such breach within thirty (30) days following Executive's receipt of written notice with respect thereof; or (ii) Executive's willful malfeasance, gross negligence or gross or willful misconduct in the performance of her duties hereunder after thirty (30) days prior written notice to the Executive specifying the basis of such neglect and the failure of the Executive to correct such neglect; or (iii) the Executive's theft or embezzlement from the Company; or (iv) the Executive's conviction of a felony under the laws of the United States or any state of the United States; or (v) a final order by the Securities and Exchange Commission pertaining to the Executive that could reasonably be expected to impair or impede the Executive from performing the functions and duties contemplated by the agreement.

2.4 **Termination upon Death or Disability**. The Agreement shall automatically terminate in the event of the Executive's death or Permanent Disability. "Permanent Disability" is defined as physical or mental incapacity resulting in the absence from or inability to properly perform her duties hereunder (as determined by the Company) on a full time basis of the Executive for ninety (90) consecutive days, provided the Executive has met the requirements to receive benefits under any long term disability policy then maintained by the Company and applicable to the Executive. Returns to work for periods of less than one (1) week shall not toll the passing of the time required to establish Permanent Disability hereunder. In the event of termination due to death or Permanent Disability, the Company shall continue to pay the Executive's Base Salary (defined below) for twelve (12) months following such termination, but the Executive shall be entitled to no other compensation or benefits.

2.5 **Termination By Executive For Good Reason**. The Executive may terminate the Agreement for either (A) a failure on the part of the Company to make timely payment of Executive's Base Salary during the term of the Agreement; or (B) failure or refusal of a successor or assignee of the Company to assume and perform the Agreement; or (C) any breach by the Company of any of its undertakings in the Agreement; or (D) a material diminution by the Company during the term of the Agreement of Executive's duties or responsibilities. Any of the foregoing causes are referred to in the Agreement as "Good Reason".

2.6 **Compensation upon Termination For Cause**. In the event that the Executive's employment is terminated for Cause pursuant to the terms of Section 2.3, the Company shall only be obligated to pay the Executive, or his legal representatives, as the case may be, any unpaid portion of his Base Salary at the rate herein provided, which would have been earned had the Executive remained in the employment of the Company until the effective date of such termination. If the Executive terminates his employment with the Company other than for Good Reason, the Executive will thereby forfeit all compensation, benefits and financial obligations owed by the Company under the Agreement, except that Base Salary will be paid through the date of termination of employment by the Executive without Good Reason.

2.7. **Compensation upon Termination Without Cause or For Good Reason**. In the event the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, then the Company shall continue to pay his Base Salary (defined below) and health insurance (provided he makes an appropriate COBRA election) for the remainder of the Employment Term or Renewal Term, as the case may be, in accordance with the Company's then-current payroll practices, and a pro-rated portion of any discretionary bonus awarded to the Executive for the year in which Termination occurs, but the Executive shall be entitled to no other compensation or benefits. The Executive shall be entitled to a minimum of twelve (12) months Base Salary under the foregoing sentence.

3. **Compensation**.

3.1 **Base Salary**. As compensation for the services to be rendered by the Executive hereunder, the Company shall pay the Executive at an annual base salary (the "Base Salary") rate of $72,000 per year for the first year of employment. Beginning on the first anniversary of the date of the initial salary, compensation shall increase to $86,400 for year 2 and continuing on each anniversary of the increase date, Base Salary shall be increased by an amount no less than five percent (5%) times the Base Salary then in effect, plus any additional amount determined by the Company's Board of Directors.

3.2 **Bonus**. The Executive shall be eligible for an annual bonus in the discretion of the Company's Board of Directors. Any such bonus shall be payable in accordance with the Company's standard policies and procedures.

3.3 **Benefits**. The Executive shall be eligible to participate in the Company's current health insurance plan, when available, with family coverage, subject to the terms of that plan, on the same basis as the Company's Executive Officers. The Executive shall be entitled to participate in the Company's profit sharing and/or 401(k) plans, when available, consistent with that provided to other executives of the Company.

3.4 **Vacation**. The Executive shall be entitled to 2 (Two) weeks paid vacation time per year, which shall increase at the rate of one (1) per year annually, up to a maximum of eight (8) weeks per year. Accumulated but unused vacation time may be carried over from year to year.

3.5 **Expenses**. The Company shall reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Employment Term in the performance of his services. The Company shall pay such reimbursement within a reasonable time following the Executive's submission of appropriate expense statements.

3.6 **Equity Based Compensation**. The Executive shall be entitled to participate in any equity based compensation plan, such as stock bonus or stock appreciation rights plans, as well as stock option plans, in which the Company's executives participate, pro rata to their respective base compensation, in the event that the Company adopts any such plan.

4. **Change in Control.**

4.1 **Definition**. As used herein, the term "Change in Control" shall mean (i) the change in the Executive's direct reporting obligation to anyone other than the Company's CEO, Chairman of the Board or Board of Directors; (ii) (A) the sale by the Company of all or substantially all of its assets to any individual, partnership, corporation, firm, trust, corporation or other entity ("Person"), (B) the consolidation of the Company with any Person, (C) the merger of the Company with any Person as a result of which merger the Company is not the surviving entity, or (D) the sale or transfer of shares of the Company by the Company and/or any one or more of its shareholders, in one or more related transactions, to one or more persons under circumstances whereby any Person shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors.

4.2 **Payment upon Change in Control**. In the event that the Company undergoes a Change of Control during the Employment Term or any Renewal Term, the Company will pay the Executive an amount that, after subtracting therefrom the federal and state income and payroll withholding taxes that would be assessed thereon, would be equal to one (1) times her then current Base Salary, regardless of whether the Executive remains employed by the Company.

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5. **Confidentiality; No Conflict; No Competition.**

5.1. **Confidential Information.**

5.1.1. "Confidential Information", as defined below, includes not only information disclosed by the Company to the Executive, but also information developed or learned by the Executive during the course of or as a result of employment by the Company which information shall be the property of the Company. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labeled as Confidential Information by the Company. By way of example and without limitation, the Confidential Information of the Company includes confidential methods of operation and organization and prospective business relationships and business partners, except to the extent any such information is obtainable from sources outside of the Company without breaching any contractual or other obligations.

5.1.2. The Executive shall not, either during his employment by the Company or at any time after termination of such employment, for whatever reason, impart or disclose any of such Confidential Information to any person, firm or entity other than the Company, or use any of such Confidential Information, directly or indirectly, for his own benefit or for the benefit of any person, firm or entity other than the Company. The Executive hereby acknowledges that the items included within the definition of Confidential Information in the Confidentiality Agreement are valuable assets of the Company and that the Company has a legitimate business interest in protecting the Confidential Information.

5.2 **No Conflict; Other Employment**. During the term of the Agreement, the Executive shall not: (i) engage in any activity which conflicts with the performance of the Executive's duties hereunder nor shall the Executive engage in any other business activity, whether or not such business activity is pursued for gain or profit, (a) if such outside business activities conflict with or materially interfere with the services required to be rendered to or on behalf of the Company; (b) breach any confidentiality obligations to the Company; or (c) deprive the Company of a business opportunity it otherwise may have exploited. The Executive is currently performing management services including serving as the COO, for the following companies and serving in these positions will not be a violation of the provision: Rogue Baron.

5.3 **No Solicitations**. Following the termination of the Executive's employment for any reason but solely during the Employment Term and for a period of twelve (12) months following the cessation of the Executive's employment with the Company for any reason, the Executive shall not solicit, directly or indirectly, for hiring or hire or in any other manner solicit or retain the services of, for Executive's account or the account of any of Executive's employers, any person who is at such time, or has been within one (1) year of such time, an executive of the Company and its affiliates unless that person was under contract with the Executive's new employer prior to such employer retaining or hiring the Executive.

5.4 **Corporate Opportunities**. The Executive agrees that during his employment hereunder he will not knowingly take any action which might divert from the Company or any subsidiary or affiliate of the Company any opportunity which would be within the scope of any of the present business thereof.

5.5 **Protection of Reputation**. During the term of the Agreement and thereafter, the Executive and the Company each agree that neither will take any action which is intended, or would

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reasonably be expected, to harm the other's reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity.

5.6 **Company Property**. The Executive agrees that all copies, whether on paper or a computer storage device, of all memoranda, notes, records, charts, formulae, specifications, lists and other documents made, compiled or received, held, or used, by the Executive while employed by the Company concerning any phase of the Company's business, trade secrets or Confidential Information shall be the Company's property and shall be delivered by the Executive to the Company on the termination of the Executive's employment or at an earlier time on the request of the Company. The Company acknowledges and agrees that there may be memoranda, notes, records, charts, formulae, specifications, lists and other documents made, compiled or received, held, or used by the Executive prior to employment by the Company and that, at Executive's request, copies of same shall be delivered by the Company to the Executive on termination of the Executive's employment or at an earlier time on the request of the Executive. The Executive further covenants and agrees that he shall promptly disclose to the Company, and take all steps necessary to transfer to the Company all right, title and interest in, all products developed or other inventions, computer software and other intellectual property (the "Intellectual Property") which he conceives or develops during the course of his employment, which are in any way related to the business of the Company, will affix appropriate legends and copyright notices indicating the Company's ownership of all Intellectual Property and all underlying documentation, and will execute such further assignments and other documents as the Company considers necessary to vest, perfect, patent, maintain or defend the Company's right, title and interest in the Intellectual Property.

5.7 **Injunctive Relief**. The Executive further recognizes and agrees that any material violation of her agreements in the Article 5 would cause such damage or injury to the Company as would be irreparable and the exact amount of damage would be impossible to ascertain; therefore the Executive agrees that notwithstanding anything to the contrary contained in the Agreement, the Company shall be entitled to seek injunctive relief from any court of competent jurisdiction restraining any further violation by the Executive of the Article 5. Such right to seek an injunction shall be cumulative and in addition to, and not in limitation of any other rights and remedies the Company may have in equity or at law.

5.8 **Reasonableness**. The Executive agrees that the provisions of the Article 5 are reasonable and necessary for the protection of the Company and that each provision herein set forth, including without limitation, the period of time, geographical area and types and scope of the restrictions on her activities specified therein, are intended to be and shall be divisible. If any provision of the Article 5 (including any sentence, clause or part thereof) shall be held contrary to law or invalid or unenforceable in any respect, the remaining provisions shall not be affected but shall remain in full force and effect and the invalid or unenforceable provisions shall be deemed modified and amended to the extent necessary to render same valid and enforceable.

6. **Successors**. The Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns by merger, consolidation, transfer of business and properties or otherwise, and shall inure to the benefit of the Executive and his heirs and legal representatives, provided, however, that the Executive may not assign her rights or obligations under the Agreement without the prior written consent of the Company.

7. **Miscellaneous**.

7.1 **Notices**. All notices and other communications to be made hereunder shall be in writing and shall be deemed to have been given when the same are either: (i) personally delivered; (ii) mailed, registered or certified mail, first class postage prepaid return receipt requested; or (iii) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the applicable party at the address set forth above. Any party refusing delivery of a notice shall be charged with knowledge of its contents.

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7.2 **Definitions and Captions**. All captions and headings of paragraphs, subparagraphs and sections are not part of the Agreement and shall not be used for the interpretation or determination of the validity of the Agreement or any provision hereof.

7.3 **Names and Entities**. The masculine gender shall include the neuter genders, and the word "person" shall include an individual, a corporation, a partnership, a limited partnership, a limited liability partnership, a limited liability company and a trust. Whenever the singular is used in the Agreement the same shall include the plural when required by the context and vice versa.

7.4 **Severability**. In the event any one or more of the provisions of the Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect other provisions hereof, and the Agreement shall be construed as if such invalid, illegal or unenforceable provision never had been contained herein.

7.5 **Governing Law**. The Agreement shall be construed in accordance with the laws of the State of Nevada.

7.6 **Entire Agreement; Amendments**. The Agreement contains the entire understanding and agreement of the parties hereto with respect to the matters contained herein, and may not be amended or supplemented at any time unless by writing, executed by each of the said parties. Any agreement or understanding, written or otherwise, prior to the effective date of the Agreement between the Executive and the Company relating to the employment of the Executive is hereby terminated and discharged.

7.7 **Indemnification**. The Company shall indemnify the Executive against all losses, claims, expenses, or other liabilities of any nature arising by reason of the fact that he (a) is or was an officer, employee, or agent of the Company, the Company or any of their subsidiaries or affiliates, or (b) while a director, officer, employee or agent of the Company, the Company or any of their subsidiaries or affiliates, is or was serving at the request of the Employer as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, in each case to the fullest extent permitted under Nevada law. Without limiting the foregoing, the Executive shall be entitled to payment of reasonable costs and expenses including attorney's fees in the defense of any action or proceeding arising out of his employment, subject to the provisions of the Nevada General Corporation Law.

7.8 **Directors and Officers Liability Insurance**. During the Employment Term, the Company shall maintain directors and officers' liability insurance in an amount not less than Three Million Dollars ($3,000,000).

JC

IN WITNESS WHEREOF, the parties hereto have executed the Agreement or caused their duly authorized officers to execute the Agreement on date set forth above.

Fresh Promise Foods, Inc.

By: ______________________

Joe Poe, Jr., Chief Executive Officer

EXECUTIVE:

By: ______________________

Janon Costley, Chief Operating Officer